Exhibit 10.10

POLYONE CORPORATION

DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(Effective December 9, 1993)

(Amended February 1, 1996, November 6, 1996, November 4, 1998, August 2, 2000, September 6, 2000 and February 26, 2004)

ARTICLE I

PURPOSE OF THE PLAN

The purpose of the PolyOne Corporation (the “Company”) Deferred Compensation Plan for Non-Employee Directors is to provide any Non-Employee Director of the Company the option to defer receipt of the compensation payable for services as a Director and to build loyalty to the Company through increased ownership in the Company’s Common Stock.

ARTICLE II

DEFINITIONS

As used herein, the following words shall have the meaning stated after them unless otherwise specifically provided:

2.1 “Calendar Year” shall mean the twelve month period January 1 through December 31.

2.2 “Change of Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 20% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition; or

(ii) individuals who, as of November 6, 1996, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to November 6, 1996 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (“Business Combination”); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company;

except that, notwithstanding the foregoing, neither the transactions contemplated by, nor any event, fact or circumstance arising out of or in connection with, the Agreement and Plan of Consolidation, dated as of May 7, 2000, as amended as of August 15, 2000, by and between The Geon Company, M.A. Hanna Company, and Consolidation Corp. (the “Consolidation Agreement”), shall constitute, give rise to, or result in a “Change of Control” for the purposes of this Plan.

2.3 “Committee” shall mean the Compensation Committee described in Section 8.1 hereof.

2.4 “Common stock” or “stock” means (i) for periods prior to the Effective Time, Common Stock, $.10 par value, of The Geon Company, a Delaware corporation, and (ii) for periods from and after the Effective Time, common shares, par value $.01 per share, of PolyOne, including in both cases authorized and unissued shares, treasury shares, and shares transferred from The Geon Share Ownership Trust and/or the M.A. Hanna Company Associates Ownership Trust

2.5 “Company” means (i) for periods prior to the Effective Time, The Geon Company, a Delaware corporation, and (ii) for periods from and after the Effective Time, PolyOne.

2.6 “Effective Time” means the Effective Time as defined in the Consolidation Agreement.

2.7 “Director” shall mean any non-employee director of the Company.

2.8 “PolyOne” means PolyOne Corporation, an Ohio corporation, the corporation resulting from the consolidation contemplated by the Consolidation Agreement.

ARTICLE III

ELECTIONS BY DIRECTORS

3.1 Election to Defer. A Director may elect to defer receipt of the compensation payable to him or her for future services as a Director. Such election shall be made on an election form specified by the Committee (“Election Form”). Such election shall indicate the portion of the Director’s compensation to be invested in an interest-bearing account and the portion of such compensation to be invested in Common Stock.

3.2 Effectiveness of Elections. Elections shall be effective and irrevocable upon the delivery of an Election Form to the Committee. Subject to the provisions of Article VI, amounts deferred pursuant to such elections shall be distributed at the time and in the manner set forth in such election.

3.3 Amendment and Termination of Elections. A Director may terminate or amend his or her election to defer receipt of compensation by written notice delivered to the Committee prior to the commencement of the period with respect to which such compensation will be earned. Amendments which serve only to change the beneficiary designation shall be permitted at any time and as often as necessary. Amounts credited to a Director’s Account pursuant to Section 5.2 hereof prior to the effective date of any termination or amendment shall not be affected thereby and shall be paid at the time and in the manner specified in the election form in effect when the deferral occurred.

ARTICLE IV

COMMON STOCK AVAILABLE UNDER THE PLAN

4.1 Common Stock. The aggregate number of shares of Common Stock that may be granted under this Plan in any fiscal year of the Company during the term of this Plan will be equal to one tenth of one percent (0.1%) of the number of shares of Common Stock outstanding as of the first day of that fiscal year. Shares of Common Stock awarded to a Director as compensation pursuant to any other plan or arrangement of the Company, the receipt of which the Director defers pursuant to this Plan, shall not reduce the number of shares of Common Stock that may be granted under this Plan in accordance with the immediately preceding sentence.

4.2 Adjustment. In the event of any change in the Common Stock of the Company by reason of a merger, consolidation, reorganization, or similar transaction, or in the event of a stock dividend, stock split, or distribution to shareholders (other than normal cash dividends), the Committee will adjust the number and class of shares that may be issued under this Plan, the number and class of shares subject to outstanding deferrals, and the fair market value of the Common Stock, and other determinations applicable to outstanding awards.

ARTICLE V

ACCOUNTS

5.1 Accounts. The Company shall establish and maintain a Deferred Compensation Account (an “Account”) for each Director who elects to defer compensation under the Plan. If the Director elects to have deferred compensation invested in an interest-bearing account, the Company shall credit the Account of the Director with an amount equal to one hundred percent (100%) of the compensation deferred pursuant to this Plan. Subject to the limitation stated in the last sentence of this Section 5.1, in the event that a Director elects to have some or all of his or her compensation invested in Common Stock, then the Company shall credit the Account of the Director with an amount equal to one hundred twenty-five percent (125%) of such compensation, in the form of a number of shares of Common Stock, valued at its Fair Market Value. As used herein, the Fair Market Value of Common Stock shall be the average of the high and low prices of the Company’s Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange for the date immediately preceding the date of crediting the Account, provided that if no sales of Common Stock were made on said exchange on that date, the Fair Market Value shall be the average of the high and low prices of Common Stock as reported on said composite tape for the preceding day on which sales of Common Stock were made on said Exchange. The Accounts shall be credited as of the date on which the compensation would otherwise have been paid to the Director, if not deferred under the Plan. Notwithstanding the foregoing, in the event that a Director elects to defer compensation that, but for the Director’s election to defer, the Director would have received in the form of Common Stock (rather than cash or some other non-stock form of compensation), then the Company shall credit the Account of the Director with an amount equal to one hundred percent (100%) of such compensation, in the form of the number of shares of Common Stock otherwise payable to the Director under the plan or arrangement of the Company providing for the payment of such compensation, valued as provided in the plan or arrangement of the Company providing for the payment of such compensation or, if no such provision is made, at its Fair Market Value.

5.2 Adjustment of Accounts. As of December 31 of each Calendar Year and on such other dates as the Committee directs, the fair market value of the Account of each Director shall be determined by crediting to the Account an amount equal to the income earned during the Calendar Year, or other appropriate period, the number of shares of Common Stock credited to the Account, and then determining the fair market value of the shares and other amounts credited to the Account.

ARTICLE VI

PAYMENT OF ACCOUNTS

6.1 Time of Payment. Payment of the amount credited to a Director’s Account shall commence upon a date which is not more than thirty days after the earlier of (i) the attainment of the date specified (not younger than age 55) in his Election Form or (ii) upon a Change of Control; provided, however, that no Director who, immediately following the effectiveness of the consolidation contemplated by the Consolidation Agreement, is a director of the corporation resulting from the consolidation shall, for purposes of any such Election Form, be deemed to have retired from or otherwise terminated his or her service as a Director by reason of the consolidation.

6.2 [WITH RESPECT TO AMOUNTS DEFERRED PRIOR TO JANUARY 1, 1996] Method of Payment. The amount credited to a Director’s Deferred Compensation Account shall be paid, in whole or in part, to the Director in a lump sum and/or in annual installments over a period of not more than ten years as specified in each Director’s Election Form. Deferred Compensation Accounts shall be paid in kind, in cash, or shares of Common Stock, as credited to the Account.

[WITH RESPECT TO AMOUNTS DEFERRED FROM AND AFTER JANUARY 1, 1996] Method of Payment. The amount credited to a Director’s Deferred Compensation Account shall be paid, in whole or in part, to the Director in a lump sum and/or in annual installments over a period of not more than ten years as specified in each Director’s Election Form. A Director may elect to change his or her original payment period election, as specified in such Director’s Election Form; provided, that (i) such change is approved by the Committee, and (ii) the election to change is made at least 18 months prior to the date specified in the electing Director’s Election Form on which payment of the amount credited to the Director’s account is to commence, and such election to change shall apply to all of the Director’s

Election Forms with respect to amounts deferred under the Plan from and after January 1, 1996. In the event that a Director who makes an election to change is a member of the Committee, such Director shall abstain from the Committee’s determination whether or not to approve the change. Deferred Compensation Accounts shall be paid in kind, in cash, or shares of Common Stock, as credited to the Account.

6.3 Hardship Distribution. Prior to the time a Director’s Account becomes payable, the Committee, in its sole discretion, may elect to distribute all or a portion of the Director’s Account in the event such Director requests a distribution on account of severe financial hardship. For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Committee determines that a Director needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the Director or a member of his or her family, loss of the Director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship. The amount of a Director’s Account shall be reduced by the amount of any hardship distribution to such Director.

6.4 Designation of Beneficiary. Upon the death of a Director, the amount credited to his or her Account shall be paid to the beneficiary or beneficiaries designated by him or her. If there is no designated beneficiary, or no designated beneficiary surviving at a Director’s death, payment of a Director’s Account shall be made to his or her estate. Beneficiary designations shall be made in writing. A Director may designate a new beneficiary or beneficiaries at any time by notifying the Committee.

6.5 Taxes. In the event any taxes are required by law to be withheld or paid from any payments made pursuant to the Plan, the appropriate amounts shall be deducted from such payments and transmitted to the appropriate taxing authority.

ARTICLE VII

CREDITORS

7.1 Claims of the Company’s Creditors. The rights of a Director or his or her beneficiaries to any payment under the Plan shall be no greater than the rights of an unsecured creditor of the Company.

ARTICLE VIII

ADMINISTRATION

8.1 Appointment of Committee. The Board of Directors of the Company shall appoint a Committee consisting of not less than three persons to administer the Plan. Members of the Committee shall hold office at the pleasure of the Board of Directors and may be dismissed at any time with or without cause. Such persons serving on the Committee need not be members of the Board of Directors of the Company.

8.2 Powers of the Committee. The Committee shall administer the Plan and resolve all questions of interpretation arising under the Plan with the help of legal counsel, if necessary.

Whenever directions, designations, applications, requests or other notices are to be given by a Director under the Plan, they shall be filed with the Committee. The Committee shall have no discretion with respect to Plan contributions or distributions but shall act in an administrative capacity only. Except as provided in the immediately following sentence, all decisions by the Committee will be made with the approval of not less than a majority of its members. In furtherance and not in limitation of the authority granted in clause (vi) of this paragraph, any interpretation by a majority of the Incumbent Directors then serving on the Committee as to whether a sale or other disposition of assets by the Company or an acquisition of assets of another corporation constitutes a “sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation” for purposes of clause (iii) of the definition of “Change of Control” in Section 2.2 hereof shall be final and binding for all purposes of this Plan and any Accounts hereunder, notwithstanding that the transaction in question was, or is contemplated to be, submitted to stockholders of the Company for their approval and notwithstanding such approval.

ARTICLE IX

MISCELLANEOUS

9.1 Term of Plan. The Plan shall terminate on the tenth anniversary of the approval of the Plan, as amended, by the shareholders at the 2004 Annual Meeting of Shareholders. Once the Plan has terminated, no further shares of Common Stock shall be granted; provided, however, that any Accounts then existing shall continue in accordance with the provisions of the Plan until the Accounts are paid out in accordance with the provisions of Article VI. The Company reserves the right to amend or terminate the Plan at any time; provided, however, that no amendment or termination shall affect the rights of Directors to amounts previously credited to their Accounts pursuant to Section 5.1 or to future income to be credited to their Accounts pursuant to Section 5.2.

9.2 Assignment. No right or interest of any Director (or any person claiming through or under such Director) in any benefit or payment herefrom other than the surviving spouse of such Director after he or she is deceased, shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance, or other legal process or in any manner be liable for or subject to the debts or liabilities of such Director. If any Director or any such person (other than the surviving spouse of such Director after he or she is deceased) shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge, or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written “termination declaration” with the Committee records and making reasonable efforts to deliver a copy to such Director or his or her legal representative.

As long as any Director is alive, any benefits affected by the termination may, in the Committee’s sole and absolute judgment, be paid to or expended for the benefit of such Director, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of any Director, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be distributed to such Director’s estate or to his or her creditors and if such Director shall have descendants, including adopted children, then living, distribution shall be made to such Director’s then living descendants, including adopted children, per stirpes.

9.3 Effective Date of Plan. The Plan shall be effective as of December 9, 1993, subject to approval by the stockholders of the Company. Any amounts credited to a Director’s Deferred Compensation Account prior to such stockholder approval shall be contingent on such approval.